UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2021 (November 9, 2021 )

ENTERPRISE FINANCIAL SERVICES CORP

(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2021, Enterprise Financial Services Corp, or Enterprise, entered into an underwriting agreement, which we refer to as the Underwriting Agreement, with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters listed in Schedule A to the Underwriting Agreement, pursuant to which Enterprise agreed to sell, and the underwriters agreed to purchase, subject to and upon the terms and conditions set forth in the Underwriting Agreement, an aggregate of 2,800,000 depositary shares, each representing a 1/40th interest in a share of Enterprise’s 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, or Series A preferred stock, with a liquidation preference of $25.00 per depositary share (equivalent to $1,000 per share of Series A preferred stock). Enterprise has granted to the underwriters an option, exercisable for 30 days, to purchase up to an additional 200,000 depositary shares, at the public offering price less the underwriting discount, to cover overallotments, if any.  The offering is expected to be completed on November 17, 2021.

The net proceeds to Enterprise from the offering are expected to be approximately $67.4 million, after deducting underwriting discounts and commissions and estimated offering expenses (or $72.2 million if the underwriters exercise in full their option to purchase additional depositary shares). Enterprise intends to use the net proceeds of the offering for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support Enterprise’s organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of Enterprise’s common stock and for investments in Enterprise Bank and Trust as regulatory capital.

The offering is being made pursuant to Enterprise’s Registration Statement on Form S-3 dated April 8, 2020 (File No. 333-237612) and a related prospectus, including the related prospectus supplement, collectively referred to as the Registration Statement, filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by Enterprise, customary conditions to closing, indemnification obligations of Enterprise and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties, and covenants contained in the Underwriting Agreement (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about Enterprise or its subsidiaries.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference into this Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and between Enterprise Financial Services Corp and Keefe, Bruyette, and Woods, Inc., dated November 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date: November 12, 2021
/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer